UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 8, 2019
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.003 par value per share	AFH	Nasdaq Stock Market
6.625% Senior Unsecured Notes due 2022	AFHBL	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 8.01 Other Events.

On July 8, 2019, the Circuit Court of Cook County entered an Agreed Order of Rehabilitation (the “Order”) with respect to American Country Insurance Company (“ACIC”) and American Service Insurance Company, Inc. (“ASIC”), two insurance subsidiaries of Atlas Financial Holdings, Inc. (the “Corporation”), pursuant to a complaint filed by the Director of the Illinois Department of Insurance (the “Department”).  Pursuant to the Order, Robert H. Muriel, the Director of the Department, and his successors in office, was affirmed as the statutory rehabilitator (the “Rehabilitator”) and will oversee ACIC’s and ASIC’s operations.  As previously disclosed in the Corporation’s Current Report on Form 8-K filed on April 30, 2019, the Corporation, ACIC and ASIC have been in discussions with the Rehabilitator, insurance regulators and their third party actuaries with respect to reserve levels.  The management of ACIC and ASIC will work with the Rehabilitator and regulators to formalize a plan with the objective of supporting policyholders and agents.  Management’s overriding strategic plan continues to include a transition of business from these insurance companies to alternative markets within a reasonable period of time utilizing the existing platform of the Corporation’s wholly-owned Managing General Agency to work with strategic external insurance and reinsurance partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
July 10, 2019